                                                                    EXHIBIT 10.1


                            [HARRIS BANK LETTERHEAD]




BY OVERNIGHT COURIER
HealthStar Corp.
15720 N. Greenway
Hayden Loop, Suite I                        HealthStar, Inc.
Scottsdale, A7- 85260                       8745 West Higgins Road, Suite 300
Attention Chief Financial Officer           Chicago, Illinois 60631

National Health Benefit
& Casualty Corporation
9495 East San Salvador Drive
Scottsdale, AZ $5258
Attention: Chief Financial Officer

         RE:  Harris Bank's loans to HealthStar Corp, Inc.

Ladies and Gentlemen:

         As you know, the Company's obligations to Harris Trust and Savings Bank (the "Bank") are evidenced by a Term Note dated December 15, 1997 payable to the order of the Bank in the face amount of $2,500,000 (as amended, the "NOTE"). The Note evidences loans made by the Bank to the Company pursuant to the Credit Agreement dated as of December 15, 1997 (as amended, the "AGREEMENT") between the Bank and the Company. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

         As you know, the Company is not in compliance with the terms of the Agreement and the Note. Such defaults include (a) the Company's noncompliance
(i) during the months of November and December of 1999 with the financial covenant set forth in Section 8.8 of the Agreement (Fixed Charge Coverage Ratio), and (ii) during the month of December, 1999 with the financial covenant set forth in Section 8.25 of the Agreement (Minimum EBITDA) and (b) the Company's failure to pay the principal amount outstanding on the Note on February 29, 2000 (all of the foregoing defaults being referred to collectively as the "EXISTING DEFAULTS"). BY its execution of this letter in the space provided for that purpose below, the Company represents that, other than the Existing Defaults, the Company is in compliance with the terms of the Agreement. The Company has requested that the Bank waive the Existing Defaults and the Bank is willing to do so on the terms set forth herein. Accordingly, the Bank hereby waives the Existing Defaults subject to the conditions set forth herein. The foregoing waiver is expressly limited to the Existing Defaults for the periods specified herein.

Accordingly, the Bank hereby waives the Existing Defaults subject to the conditions set forth herein. The foregoing waiver is expressly limited to the Existing Defaults for the periods specified herein.

Our willingness to accommodate the Company as described above is subject to the following conditions:

         1. NOTE PAYMENT The principal amount outstanding under the Note must be paid in full by the earlier of (i) April 28, 2000 (the "Target Date") or (ii) the sale of HealthStar, Inc. to Beyond Benefits.

         2. EXTENSION FEE In consideration for our extending the date of the principal payment on the Note as set forth in Section 1 above, we will require payment of a fee equal to $10,000 such fee to be paid before the close of business on March 13, 2000.

         3. SALE OF HEALTHSTAR, INC. The Company has informed us that it intends to repay its obligations from the proceeds of the sale of HealthStar, Inc. on or before the Target Date. We expect the Company to do all things necessary to effect such sale and repayment by such date. We expect the Company to notify us of any expected delay in closing in such sale to a date beyond the Target Date.

         4. MATERIAL ADVERSE CHANGE There must not occur any change in the condition or prospects, financial or otherwise, of the company that we deem material and adverse.

         Except as expressly set forth in this letter, the Agreement, the Note and the other Loan Documents remain in full force and effect and in the event of any conflict between the terms of this letter and the Agreement, the Notes or the other Loan Documents, the terms or this letter shall control.

         The Bank intends, of course, to continue working with you to the extent consistent with repayment of the Bank's credit by you. As always, the Bank stands ready to meet with you to discuss this situation. Please keep us informed of any and all developments material to the Company's ability to repay its obligations to us.

         Dated as of March 3, 2000 but effective as of February 29, 2000.


                                  Very truly yours,

                                  HARRIS TRUST AND SAVINGS BANK

                                  BY: /S/ Phil Streuter
                                  TITLE:   Vice President


Acknowledged and Agreed as of the
date last above written


HEALTHSTAR CORP.                       HEALTHSTAR, INC


BY:    /S/ Steven A. Marcus            BY:    /S/ Steven A. Marcus
TITLE: Vice President and              TITLE: President
       Chief Financial Officer


                                       6